UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PROGENICS PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

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On June 27, 2019, Progenics Pharmaceuticals, Inc. (the “Company”) issued a press release (the “Press Release”) disclosing the filing of the slide attached below with the U.S. Securities and Exchange Commission in connection with the Company’s upcoming 2019 Annual Meeting of Shareholders, scheduled for July 11, 2019.

The full text of the Press Release follows:

Progenics Pharmaceuticals Details Recent Good Faith Efforts to Settle with Velan Capital

Velan Rebuffed Very Reasonable Offer that Included a One Year Standstill, Designating Two New Independent Directors and an Incumbent Director Not Standing for Re-election in 2020

Despite Progenics’ Repeated Settlement Concessions, Velan Insists on Terms to Position it for Control as Soon as Possible

Progenics Reiterates Willingness to Reach a Solution that is in the Best Interest of All Shareholders

NEW YORK, June 27, 2019 – Progenics Pharmaceuticals, Inc. (NASDAQ:PGNX) (“Progenics” or the “Company”), an oncology company developing innovative targeted medicines and artificial intelligence to find, fight and follow cancer, today filed the below slide with the U.S. Securities and Exchange Commission (“SEC”) in connection with its upcoming 2019 Annual Meeting (“Annual Meeting”) scheduled for July 11, 2019 detailing recent settlement discussions with Velan Capital L.P. (“Velan”).

http://ml.globenewswire.com/Resource/Download/0f126807-6a5d-4c37-a7e2-a159ee34fa5c

Your vote is important, no matter how many or how few shares you own. The Progenics Board strongly recommends that shareholders vote on the WHITE proxy card “FOR” all of Progenics’ experienced director nominees. If you need assistance voting your shares, please contact Progenics’ proxy solicitor MacKenzie Partners, Inc. toll-free at (800) 322-2885 or proxy@mackenziepartners.com.

About PROGENICS

Progenics is an oncology company focused on the development and commercialization of innovative targeted medicines and artificial intelligence to find, fight and follow cancer, including: therapeutic agents designed to treat cancer (AZEDRA®, 1095, and PSMA TTC); prostate-specific membrane antigen (“PSMA”) targeted imaging agents for prostate cancer (PyL™ and 1404); and imaging analysis technology (aBSI and PSMA AI). Progenics has two commercial products, AZEDRA, for the treatment of patients with unresectable, locally advanced or metastatic pheochromocytoma or paraganglioma (rare neuroendocrine tumors of neural crest origin) who require systemic anticancer therapy; and RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced constipation, which is partnered with Bausch Health Companies Inc.

Forward Looking Statements

This press release contains projections and other “forward-looking statements” regarding future events. Statements contained in this communication that refer to Progenics’ estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Progenics’ current perspective of existing trends and information as of the date of this communication and include statements regarding Progenics’ strategic and operational plans and delivering value for shareholders. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such statements are predictions only, and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others, the costs and management distraction attendant to a proxy contest; market acceptance for approved products; the risk that the commercial launch of AZEDRA may not meet revenue and income expectations; the cost, timing and unpredictability of results of clinical trials and other development activities and collaborations; the unpredictability of the duration and results of regulatory review of New Drug Applications (NDA) and Investigational NDAs; the inherent uncertainty of outcomes in the intellectual property disputes such as the dispute with the University of Heidelberg regarding PSMA-617; our ability to successfully develop and commercialize products that incorporate licensed intellectual property; the effectiveness of the efforts of our partners to market and sell products on which we collaborate and the royalty revenue generated thereby; generic and other competition; the possible impairment of, inability to obtain and costs of obtaining intellectual property rights; possible product safety or efficacy concerns, general business, financial, regulatory and accounting matters, litigation and other risks. More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and reports it files with the Securities and Exchange Commission (the “SEC”), including those risk factors included in its Annual Report on Form 10-K for the year ended December 31, 2018, as updated in its subsequent Quarterly Reports on Form 10-Q. Progenics is providing the information in this press release as of its date and, except as expressly required by law, Progenics disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Additional information concerning Progenics and its business may be available in press releases or other public announcements and public filings made after this press release. For more information, please visit www.progenics.com. Information on or accessed through our website or social media sites is not included in the company’s SEC filings.

Important Additional Information and Where to Find It

Progenics has filed a definitive proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies for its 2019 Annual Meeting of Shareholders. Progenics’ shareholders are strongly encouraged to read the definitive proxy statement (including any amendments or supplements thereto) and the accompanying WHITE proxy card because they contain important information. Shareholders may obtain copies of Progenics’ 2019 proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Progenics with the SEC in connection with its 2019 Annual Meeting of Shareholders when they become available and for no charge at the SEC’s website at www.sec.gov. Copies will also be available for no charge in the Investors section of Progenics’ website at www.progenics.com.

Certain Information Regarding Participants

Progenics, its directors, executive officers and certain employees may be deemed participants in the solicitation of proxies from shareholders in connection with Progenics’ 2019 Annual Meeting of Shareholders. Information regarding these participants, including their respective direct or indirect interests by security holdings or otherwise, is set forth in the definitive proxy statement for Progenics’ 2019 Annual Meeting of Shareholders, which can be obtained free of charge from the sources indicated above.

Investor Contact

Melissa Downs

Investor Relations

(646) 975-2533

mdowns@progenics.com

Additional Investor Contact

Bob Marese / David Whissel

MacKenzie Partners, Inc.

(212) 929-5500

Media Contact

Michael Freitag / James Golden / Clayton Erwin

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Despite Progenics' good faith effort and repeated concessions, Velan insists on seeking control

	Progenics' Latest Settlement Offer as of June 27, 2019	Commitment to Shareholders
Open to Shareholders' Perspectives and Insights	✓ Agree to a 1 year standstill ✓ Velan chooses 2 out of 9 directors (expanding the Board by 2), who have requisite experience and no ESG issues. In other words Velan, a 9.3% shareholder, designates more than 20% of the Board	*Despite disagreement with Velan over strategy and director candidates with historically unlawful price gouging practices, **Progenics recognizes Velan's right as a significant shareholder** and **values its Board input***
Proactive Board Enhancement	✓ The 2 new directors identified by Velan each get immediate appointment to a Board committee	*Progenics is **proactively committed to** ensuring the successful commercialization of its products, **maximizing value for ALL shareholders***
Continuous Accountability	✓ The Board will form a Product Commercialization committee, allowing 1 of the new directors identified by Velan to be appointed ✓ 1 incumbent director will not stand for re-election at the 2020 AGM ✓ The Board size will not exceed 8 through the 2020 AGM. In other words, Velan will still have influence over the size of the Board even after the expiration of its standstill	***Progenics remains accountable to shareholders 24/7** through a democratic, shareholder-friendly organizational structure and governance practices*

	Velan's Demands *ALL of the above PLUS additional terms seeking CONTROL*	Controlling Intentions
Board Control	✗ Board observer roles for 2 Velan designees, likely with histories of unlawful business practices, such as price-gouging	*The presence of Velan's history of price gouging on the Board could **jeopardize the relationships forged over many years with patients and key stakeholders***
ESG Concerns	✗ This will allow Velan to have 4 designated individuals in the boardroom with influence over the 9 person Board	

The Board stands by its latest offer and asks shareholders to urge Velan to accept our offer

Progenics Pharmaceuticals®
Find Fight and Follow®

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